Exhibit 99.2

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Mellon Financial Corporation (the “Corporation”), hereby certifies that the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: November 12, 2002
/s/ Michael A. Bryson
Name: Michael A. Bryson
Title: Chief Financial Officer